IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF MISSISSIPPI

In re:                                                                     )

     )

MISSISSIPPI CHEMICAL                                  )

            CORPORATION, et al. [1]                         )              CASE NO. 03-02984 WEE

                                                                             )                  Chapter 11

                                    Debtors.                            )                  Jointly Administered

______________________________________ )

ORDER CONFIRMING DEBTORS' SECOND AMENDED
JOINT PLAN OF REORGANIZATION

THIS CAUSE came before the Court at a hearing held on December 8, 2004 (the "Confirmation Hearing") to consider confirmation of the Debtors' Second Amended Joint Plan of Reorganization filed on October 22, 2004 (the "Plan").

THE COURT, having entered its Order (I) Approving Second Amended Disclosure Statement and (II) Fixing Dates for Voting on Plan of Reorganization and Notice of Confirmation Hearing on October 22, 2004 (the "Disclosure Order"), approving the Debtors' Second Amended Disclosure Statement for the Plan (the "Disclosure Statement") as containing adequate information pursuant to § 1125(b) of the Bankruptcy Code and setting the date and time of the Confirmation Hearing pursuant to § 1128 of the Bankruptcy Code and Bankruptcy Rule 3020; and having considered the Plan, all evidence presented and all statements and argument of counsel made at the Confirmation Hearing, the entire record in this case; and taking judicial notice of all pleadings and records filed with the Clerk; and with good and sufficient cause having been shown by the Debtors, as proponents of the Plan, in support of confirmation thereof,

THE COURT HEREBY FINDS AND CONCLUDES AS FOLLOWS:

            A.       This Confirmation Order constitutes the Court's findings of fact and conclusions of law under Federal Rule of Civil Procedure 52, as made applicable by Bankruptcy Rules 7052 and 9014.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

            B.       On May 15, 2003 (the "Petition Date"), the Debtors commenced this Chapter 11 Case in good faith by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code.  The Court has jurisdiction over this proceeding pursuant to 28 U.S.C. §§ 157(a) and 1334.  This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L).  The Debtors were and are qualified to be debtors under § 109 of the Bankruptcy Code.

            C.       The Debtors have continued owning their assets and operating their businesses as debtors-in-possession pursuant to §§ 1107(a) and 1108 of the Bankruptcy Code.

            D.       Venue of this Case is proper in the Western Division of the Southern District of Mississippi pursuant to 28 U.S.C. §§ 1408 and 1409.

            E.        The Debtors provided to all creditors and parties-in-interest due and proper notice of the Confirmation Hearing and all applicable dates and times related thereto, including the Objection Deadline and the procedures for filing objections to the Plan, of all matters related to the solicitation of acceptances of the Plan and to all counterparties to the Executory Contracts, including notice of all proposed cure amounts, in accordance with the Disclosure Order and the Court's Order (I) Approving Solicitation Procedures and Forms, (II) Establishing Dates Applicable to Solicitation Process and (III) Scheduling Hearing to Consider Confirmation of Plan entered on October 22, 2004 (the "Solicitation Order"), and Bankruptcy Rules 2002(b), 3018, 3020, 6006 and 9014.  Such notice was further fair, adequate and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby.

            F.        The Debtors timely filed the Declaration of Balloting Agent Regarding Tabulation of Votes in Connection with the Debtors' Second Amended Joint Plan of Reorganization (the "Voting Certification").  The solicitation of votes on the Plan and the distribution of the ballots to the Voting Classes and the tabulation thereof was made in accordance with the Disclosure Order, the Solicitation Order and the Bankruptcy Code and Rules and was made by the Debtors in good faith.

            G.       The Confirmation Hearing was held in accordance with the Disclosure Order and § 1128 of the Bankruptcy Code and Bankruptcy Rule 3020(b)(2).

            H.       The Debtors have satisfied the Requirements of § 1129 of the Bankruptcy Code as specifically set forth below:

                       1.        § 1129(a)(1) - Plan's Compliance with Applicable Code Provisions

                                  a.         The Plan complies with all applicable provisions of the Bankruptcy Code as required by § 1129(a)(1) of the Bankruptcy Code, including, without limitation, §§ 1122 and 1123 of the Bankruptcy Code.  Pursuant to §§ 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article 3 of the Plan designates separate Classes of Claims and Interests for the plan of each of the MCC-Debtors, the Phosphates-Debtor and the Potash-Debtors.  As required by § 1122(a) of the Bankruptcy Code, each such Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.  In accordance with § 1122(b) of the Bankruptcy Code, the Plan provides for a single Class of Allowed MCC Convenience Unsecured Claims against the MCC-Debtors' substantively consolidated estate of $5000 or less.  This Class is reasonable and necessary for administrative convenience.

                                  b.        Pursuant to § 1123(a)(2) and (3) of the Bankruptcy Code, Article 4 of the Plan specifies all Claims and Interests that are Unimpaired under the Plan, and Article 5 of the Plan specifies the treatment thereunder of all Claims and Interests that are Impaired.

                                  c.         Pursuant to § 1123(a)(4) of the Bankruptcy Code, Article 5 of the Plan provides the same treatment for each Claim or Interest within a particular Class.

                                  d.         Pursuant to § 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for implementation.  On and after the Effective Date, pursuant to the transactions proposed in the Plan, the MCC-Debtors and, if applicable New MissChem, will acquire or obtain sufficient Cash and assets necessary to make the distributions required to be made pursuant to the terms of the Plan.  Likewise, following the Effective Date, the Phosphates-Debtor will be adequately capitalized, have adequate working capital and all necessary contracts, permits and approvals required to continue its business as a standalone company.  Moreover, Article 6 and various other provisions of the Plan specifically provide adequate means for the Plan's implementation, including, without limitation: (i) vesting of all right, title and interest in all of the Debtors' property and assets, including, without limitation, all rights and causes of action, in the Debtors on the Effective Date; (ii) the continued existence of the MCC-Debtors, and the Phosphates-Debtor from and after the Effective Date and, if applicable, the formation and existence of New MissChem and MCHI Holdco; (iii) funding distributions under the Plan in accordance with its provisions; (iv) effecting corporate actions and restructuring transactions necessary to effectuate the provisions of the Plan; (v) handling of post-Effective Date administration of the estates; (vi) continuation of "retiree benefits" not terminated during the Chapter 11 Case; and (vii) closing of the Chapter 11 Case.

                                  e.         The proposed amendments to and/or forms of all necessary corporate documents for the applicable MCC-Debtors, the Phosphates-Debtor and, if applicable, New MissChem, have been filed with the Court and include all provisions required to be included under § 1123(a)(6) of the Bankruptcy Code.

                                  f.          The identities of the officers and directors of the MCC-Debtors, the Phosphates-Debtor, the Potash-Debtors, and, if applicable, New MissChem, have been disclosed to the Court and are included in the Plan and the Plan Supplement filed on November 18, 2004.  As required by § 1123(a)(7) of the Bankruptcy Code, (a) the Debtors and/or the Committee have selected the initial officers and directors in a manner consistent with the interests of creditors and equity security holders and with public policy, and (b) the manner in which successor officers and directors will be chosen is also consistent with those interests and with public policy.

                       2.        § 1129(a)(2) - Debtors' Compliance with Applicable Code Provisions

           The Debtors, as the proponents of the Plan, complied with all applicable provisions of the Bankruptcy Code as required by § 1129(a)(2) of the Bankruptcy Code including, without limitation, §§ 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018.  The procedures by which the Ballots were solicited and tabulated were fair, properly conducted and in accordance with § 1125(b) of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018 and with all applicable non-bankruptcy laws, rules and regulations governing the adequacy of disclosure in connection with such solicitation.

                       3.        § 1129(a)(3) - Proposal of the Plan in Good Faith

The Debtors proposed the Plan in good faith and not by any means forbidden by law. Consistent with the purposes of Chapter 11 of the Bankruptcy Code, the Plan is designed to distribute the assets from the Debtors' estates in accordance with the priorities established by the Bankruptcy Code.  The Plan is supported by the Committee, the Plan constitutes a "Lender Approved Plan" as required under the Exit Facility Commitment Letter attached to the Plan as Exhibit "A" and the Plan has been approved by Terra and Terra Parent.  Moreover, the Plan itself, and the process leading to its formulation, provide additional and independent evidence of the Debtors' good faith.

                       4.        § 1129(a)(4) - Approval of Certain Payments to Professionals

Pursuant to § 1129(a)(4) of the Bankruptcy Code, any payments made by the Debtors to Professionals for services or for costs and expenses in, or in connection with, the Chapter 11 Case have been or will be disclosed to the Court in applications to employ Professionals and in interim applications for compensation of fees and reimbursement of expenses.  Any compensation of fees or reimbursement of expenses paid by the Debtors to Professionals pursuant to monthly invoices or interim applications, together with all other fees and expenses incurred by Professionals in the Chapter 11 Case, have been approved already by the Court or will be subject to final approval by the Court pursuant to § 330 of the Bankruptcy Code and applicable orders of the Court.

                       5.        § 1129(a)(5) - Disclosures regarding Officers and Directors

Pursuant to § 1129(a)(5) of the Bankruptcy Code, the identities of the proposed officers and directors of the MCC-Debtors, the Phosphates-Debtor, the Potash-Debtors and New MissChem have been disclosed to the Court through the Plan and the filing of the Plan Supplement.  In accordance with the Court's findings contained in the record of the Confirmation Hearing, the selection of the proposed officers and directors is consistent with the interests of the holders of Claims and Interests and with public policy.

                       6.        § 1129(a)(6) - Approval of Rate Change by Regulatory Commission

           The Debtors' businesses do not involve the establishment of rates over which any governmental regulatory commission has or will have jurisdiction after Confirmation.  Accordingly, § 1129(a)(6) of the Bankruptcy Code is not applicable.

                       7.        § 1129(a)(7) - Best interest of Creditors and Holders of Interests

With respect to each Impaired Class of Claims or Interests, each holder of an Allowed Claim or Interest in each such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the applicable Debtor were liquidated on the Effective Date under Chapter 7 of the Bankruptcy Code.

                       8.        § 1129(a)(8) - Acceptance of the Plan by Each Impaired Class

                                  a.         Pursuant to §§ 1126 and 1129(a)(8) of the Bankruptcy Code, (a) as indicated in Articles 4 and 5 of the Plan, (i) Classes 1A, 3A, 5A and 8A, Classes 1B and 3B and Class 1C are Unimpaired, were not entitled to vote on the Plan and, pursuant to § 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted the Plan, (ii) Classes 2A, 4A, 6A, 7A and 9A, Classes 2B, 4B and 5B and Class 2C are Impaired and were entitled to vote on the Plan, and (iii) Class 6B and Class 3C receive no distribution under the Plan and are deemed to reject the Plan; and (b) as indicated in the Voting Certification, holders of Allowed Claims and Interests in Classes 2A, 4A, 6A, 7A and 9A, Classes 2B, 4B and 5B and Class 2C have each accepted the Plan pursuant to § 1126(a) of the Bankruptcy Code by the requisite majorities required by § 1126(c) and (d).

                                  b.        The provisions of the Plan with respect to the holders of Unimpaired Claims are fair and appropriate.

                       9.        § 1129(a)(9) - Treatment of Claims Entitled to Priority

With respect to each of the estates of the MCC-Debtors, the Phosphates-Debtor and the Potash-Debtors, the Plan provides for treatment of Administrative Expense Claims and Priority Claims in the manner required by § 1129(a)(9) of the Bankruptcy Code.

                       10.      § 1129(a)(10) - Acceptance by at Least One Impaired Class

As required by § 1129(a)(10) of the Bankruptcy Code and as indicated in the Voting Certification, at least one Class of Claims or Interests that is Impaired under the Plan has accepted the Plan, excluding votes cast by insiders.

                       11.      § 1129(a)(11) - Feasibility of the Plan

With regard to both the MCC-Debtors and the Phosphates-Debtor, the Plan satisfies § 1129(a)(11).  In each case, the relevant Debtors have shown that their respective Plans are feasible, that their respective Plans are not likely to be followed by the need for further financial reorganization or liquidation of any Debtor (other than as may be provided for under the Plan) and that on and after the Effective Date such Debtors will have adequate capital and other resources for operating and conducting their respective businesses and will be duly authorized to do so.  As to the Potash-Debtors, the Plan satisfies § 1129(a)(11) because the Plan is a plan of liquidation.

                       12.      § 1129(a)(12) - Payment of Bankruptcy Fees

In accordance with § 1129(a)(12) of the Bankruptcy Code, Section 2.3 of the Plan provides for the payment of all fees payable under 28 U.S.C. § 1930 to the United States Trustee for this District, and the Debtors have adequate means to pay all such fees.

                       13.      § 1129(a)(13) - Retiree Benefits

In accordance with § 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation after the Effective Date of all retiree benefits (as that term is defined in § 1114 of the Bankruptcy Code) of the Debtors not terminated prior to the Effective Date to the extent required by § 1129(a)(13) of the Bankruptcy Code, without prejudice to the Debtors' right under applicable non-bankruptcy law to modify, amend or terminate such benefits following the Effective Date.

                       14.      § 1129(d) - Principal Purpose of the Plan

The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933.

             I.        Pursuant to §§ 105(a) and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rules 3016(c) and 9019, all settlements, compromises, releases, indemnifications and exculpations set forth in the Plan and implemented by this Confirmation Order, including, without limitation, the injunction set forth in Sections 13.6 and 13.7 of the Plan and the releases and exculpations set forth in Section 13.8 of the Plan, are fair, equitable, reasonable and in furtherance of the Debtors' reorganization and the best interests of their estates, creditors and equity security holders.  All settlements and compromises of Claims and causes of action against non-debtor entities that are embodied in the Plan, that are approved herein as fair, equitable, reasonable and in the best interests of the Debtors' estates, creditors and equity security holders shall be, and hereby are, effective and binding on all persons and entities who may have had standing to assert such claims or causes of action, and no person or entity shall possess such standing to assert such claims or causes of action after the Effective Date

             J.       The substantive consolidation pursuant to § 105(a) of the Bankruptcy Code, as provided under Section 6.2 of the Plan, of the MCC-Debtors and the Potash-Debtors for all purposes related to the Plan, including but not limited to classification of Claims and Interests, voting to accept the Plan as to each consolidated estate, confirmation of the Plan as to each consolidated estate whether by acceptance or, if necessary, cramdown, and distribution of property and assets is fair, reasonable and supported by equitable justification and should be authorized.

             K.     The transactions and documents contemplated by the Plan and which are to be entered into, closed or conducted on or after the Effective Date and pursuant to which the Debtors will perform and consummate the Plans, including but not limited to (i) closing of the Terra Transaction pursuant to the Terra Stock Purchase Agreement, (ii) the execution and delivery of, and performance under, the Replacement DIP Amended Facility and all documents, guarantees, and other arrangements contemplated thereby, (iii) alternatively, entering into the Standalone Transaction and closing of the Exit Facility, (iv) if necessary, making the Phosphates Capital Contribution and distributions relating thereto in connection with the divestiture of Phosphates (given that a Phosphates Transaction will not have occurred by the Effective Date) and (v) conducting the public auction sale of the remaining assets of the Potash-Debtors, were in each case proposed in good faith, negotiated at arms' length between and among the respective parties, are based upon fair value and good and sufficient consideration and are in the best interests of the respective estates of the Debtors.

             L.      Each term and provision of the Plan, as modified or interpreted by the Court, is valid and enforceable pursuant to its terms.

             M.     Entry of this Order is without prejudice to any and all rights the Mississippi State Tax Commission may have under its Proof of Claim, as amended, filed in this case and to any and all rights it may have to interest on any portion of its Allowed Claim, which rights are expressly preserved until the Court rules on the Debtors' Objection to said Proof of Claim.

BASED ON THE FOREGOING, the Court is of the opinion that confirmation of the Plan is in the best interests of the Debtors' estates and all creditors and parties-in-interest and that the Plan should therefore be approved and confirmed.

THEREFORE, IT IS HEREBY ORDERED:

                    1.          The record of the Confirmation Hearing is hereby closed.

                    2.          The Plan (including all Exhibits thereto and all documents contained in or contemplated by the Plan Supplement) and each of the Plan's provisions are hereby approved and confirmed in all respects pursuant to § 1129 of the Bankruptcy Code; provided, however, that if there is any conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.  All objections and responses to the Plan, to the extent they have not been withdrawn prior to entry of this Confirmation Order or are not cured by the relief granted herein, are hereby overruled; provided, however that the overruling of the objection filed by the Mississippi State Tax Commission is without prejudice to any and all rights it may have to interest on any portion of its Allowed Claim, which rights are expressly preserved until the Court rules on the Debtors' Objection to said Proof of Claim.

                    3.         The Debtors, New MissChem, the Committee, the Replacement DIP Lenders, the Exit Lenders, Terra and Terra Parent and each other appropriate party are hereby authorized and directed to take all actions necessary or appropriate to enter into, execute, deliver, implement and consummate the transactions and to take such other steps and perform such other acts as may be necessary to implement and effectuate the Plan, and are further authorized and directed to execute and deliver any instrument and perform any other act that is necessary for the consummation of the Plan, including the closing and implementation of the Terra Transaction or the Standalone Transaction, in accordance with § 1142 of the Bankruptcy Code.  The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit or condition the authority, under otherwise applicable law, of any Debtor, New MissChem, the Committee, the Replacement DIP Lenders, the Exit Lenders, Terra or Terra Parent to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order and the respective transactions contemplated thereby and to conduct their respective businesses from and after the Effective Date.

                    4.        The Effective Date of the Plan shall be the second Business Day after all conditions set forth in Section 11.1 of the Plan have been met or waived in accordance therewith.  The Debtors shall, within three (3) Business Days after the Effective Date has occurred, serve upon all holders of Claims and Interests, all counterparties to any Executory Contract and all parties served with the Disclosure Order a copy of the Notice of Effective Date in substantially the form attached hereto as Exhibit 1, which is hereby approved, and shall file with the Court proof of service of such notice.  In any event, the Effective Date shall not be more than 120 days after the Confirmation Date as provided in Section 11.2.

                    5.        Except as otherwise provided in § 1141(d)(3) of the Bankruptcy Code, on and after the Effective Date, the provisions of the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, and all other parties-in-interest in this Chapter 11 Case.

EFFECTS OF CONFIRMATION

                    6.       The provisions providing for the assumption and rejection pursuant to § 365 of the Bankruptcy Code of Executory Contracts as provided in Article 8 of the Plan are hereby approved and with respect thereto, it is further ordered as follows:

                              a.         Except as otherwise provided in Sections 8.3 and 8.4 of the Plan and subject to the provisions of this ¶ 6, on the Effective Date, all Executory Contracts that exist between a Debtor and any third party, except for any Executory Contract (i) which has been assumed or rejected pursuant to an order of this Court entered prior to the Effective Date or pursuant to this Confirmation Order, (ii) as to which a motion for approval of the assumption of such Executory Contract has been filed and served on or before the Effective Date (except to the extent that any such motion is ultimately denied or withdrawn), or (iii) is assumed pursuant to Sections 8.3 and 8.4 of the Plan, shall be deemed to have been rejected by the appropriate Debtor, pursuant to § 365 of the Bankruptcy Code, as of the Effective Date.

                              b.        If rejection of an Executory Contract effected pursuant to this order results in a Claim, then such Claim shall be deemed discharged and forever barred and shall not be enforceable against any Debtor or the properties of any of them and shall not be entitled to participate in any distribution under the Plan unless a Proof of Claim is filed and served upon counsel to the Debtors and counsel to the Committee within thirty (30) days after the Effective Date.  The Debtors shall within three (3) Business Days after the Effective Date, provide written notice of such rejection to each counterparty to any Executory Contract rejected pursuant to the Plan via copy of the Notice of Effective Date together with a Proof of Claim form for filing any Claim resulting from said rejection and notice of the deadline by which said Proof of Claim must be filed.

                              c.        On the Effective Date, the MCC-Debtors and the Phosphates-Debtor shall be deemed to have assumed each Executory Contract listed on Schedule 4.22 to the Terra Stock Purchase Agreement (except such Executory Contracts which the MCC-Debtors state in Schedule 4.22(f) the intention to "Reject") and Schedule 8.4 to the Plan, respectively, except as otherwise provided in this Confirmation Order.  This Confirmation Order shall be, and hereby is, deemed to constitute the Court's express approval, pursuant to § 365 of the Bankruptcy Code, of each such assumption effective as of the Effective Date.

                              d.       The Debtors reserve their right and are hereby authorized, at any time prior to the Effective Date, to amend Schedule 4.22 to the Terra Stock Purchase Agreement and Schedule 8.4 to the Plan to change its election, or to add thereto any Executory Contract not previously identified, and to provide appropriate notice of any such change to all respective counter-parties thereto.  Further, the Debtors shall retain the right to file, prior to the Effective Date, motions to reject any Executory Contract in accordance with Section 8.4 of the Plan.  This Confirmation Order shall be, and hereby is, deemed to constitute the Court's conditional approval, pursuant to § 365 of the Bankruptcy Code, of each such assumption or rejection, as the case may be, effective as of the Effective Date.  In the event that there exists a dispute regarding any cure amount under any Executory Contract, such disputes shall be resolved in accordance with § 365(b) of the Bankruptcy Code.  Attached hereto as Confirmation Order Schedule 6.d is a list of amendments to either Schedule 4.22 or Schedule 8.4 through the date hereof, all of which are approved and effective consistent with this Confirmation Order.

                              e.        Any monetary defaults under any Executory Contract to be assumed pursuant to the Plan as indicated on Schedule 4.22 to the Terra Stock Purchase Agreement and Schedule 8.4 to the Plan shall be cured under § 365(b)(1) of the Bankruptcy Code by payment in full, in Cash, of said amount on the Effective Date, unless such other terms are agreed to between the applicable Debtor and the counterparty to such Executory Contract.  If there is a dispute regarding (a) the nature or amount of any cure amount, (b) the ability of the applicable Debtor to provide "adequate assurance of future performance" (within the meaning of § 365 of the Bankruptcy Code) under the Executory Contract to be assumed, or (c) any other matter pertaining to assumption or assignment (each, a "Cure Dispute") that cannot be resolved consensually among the parties, the Debtors (with the consent of Terra, if the Terra Transaction is closed, or the Committee, if the Standalone Transaction is closed) shall have the right to reject the Executory Contract for a period of five (5) Business Days after entry of a Final Order adjudicating a Cure Dispute in a manner that is not acceptable to the Debtors and Terra (if the Terra Transaction is closed) or the Committee (if the Standalone Transaction is closed).

                    7.       On the Effective Date, all right, title and interest in all of the Debtors' property and assets, including without limitation, all rights and causes of action, whether arising by contract, under the Bankruptcy Code, under the Plan or under other applicable law, including, without limitation, all rights the Debtors have under the Plan, shall vest in the respective Debtors. The transfer by the Debtors to, and the revesting of property in, the reorganized Debtors (i) is a legal, valid, and effective transfer of property, (ii) vests the reorganized Debtors with good title to such property free and clear of all liens, charges, claims, encumbrances, or interests, except as expressly provided in the Plan or this Confirmation Order, (iii) does not constitute an avoidable transfer under the Bankruptcy Code or under applicable non-bankruptcy law, and (iv) does not and shall not subject the reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law.  The transfers of property by the Debtors to holders of Claims and Interests under the Plan are for good consideration and value.

                    8.       As provided in Section 6.2 of the Plan, the MCC-Debtors are hereby substantively consolidated, and the Potash-Debtors are also hereby substantively consolidated, pursuant to § 105(a) of the Bankruptcy Code for all purposes related to the Plan.

                    9.       In accordance with § 1141 of the Bankruptcy Code and Section 15.1 of the Plan:

                              a.        The MCC-Debtors and the Phosphates-Debtor are hereby discharged from all Claims and Interests arising prior to entry of this Confirmation Order except as otherwise provided herein or in the Plan and regardless of whether a Proof of Claim therefor was filed, whether the Claim is an Allowed Claim or whether the holder thereof voted to accept the Plan.

                              b.        As provided in Section 13.4 of the Plan, except as to the Replacement DIP Amended Facility and as otherwise provided in the Plan or this Confirmation Order, all Liens on any assets and property of the Debtors shall be deemed released and discharged and all Claims related thereto shall be canceled and discharged.

                              c.         The Potash-Debtors shall not be discharged, in accordance with § 1141(d)(3) of the Bankruptcy Code, because the Plan as applicable thereto is a plan of liquidation, and neither of the Potash-Debtors will be engaged in business after confirmation of the Plan.

                              d.        The Potash-Debtors are hereby authorized to conduct the auction sale as provided in Section 6.4.H by sending written notice thereof to (i) the holders of Claims in Class 2C, (ii) the parties listed on the Twenty First Amended Shortened Service List filed herein and (iii) all parties identified by the Potash-Debtors as potentially interested buyers, at least ten (10) days prior to the date on which such sale shall occur identifying the date, time and location of the sale and the assets to be sold pursuant thereto.

                              e.         Joe A. Ewing is hereby authorized and empowered for all purposes to authorize such actions and execute such documents as are necessary to effect the liquidation and dissolution of the Potash-Debtors in accordance with the Plan and this Confirmation Order.

                    10.    Confirmation of the Plan and entry of this Confirmation Order shall constitute an injunction and shall continue in effect all applicable stays as set forth below:

                              a.         Unless expressly modified or lifted by the Court and except as otherwise provided in the following subparagraph (b), all injunctions or stays provided for in the Chapter 11 Case, including as provided in Sections 13.6, 13.7 and 15.2 of the Plan and in this Confirmation Order, under §§ 105 or 362 of the Bankruptcy Code or otherwise, and existing on the date of entry of this Confirmation Order or created hereby, shall remain in full force and effect.

                              b.        The prosecution (whether directly, derivatively or otherwise) of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest discharged under Section 15.1 of the Plan, or released or exculpated by operation of Section 13.8 of the Plan is hereby permanently enjoined in accordance with Sections 13.6, 13.7 and 15.2 of the Plan; provided, however that nothing in this Confirmation Order or the Plan shall release, discharge, enjoin, exculpate, or preclude any claim that any governmental unit may have against the Debtors which has not arisen as of the Effective Date of the Plan; provided further that nothing in this Confirmation Order or the Plan releases, nullifies, or enjoins the enforcement of any liability to a governmental unit that any entity would be subject to as the owner or operator of property after the Effective Date of the Plan under governmental police and regulatory statutes or regulations, including but not limited to monetary claims and claims for penalties.

                    11.    Pursuant to and in accordance with Section 13.8 of the Plan and except as otherwise provided in the applicable portions of ¶¶ 10.b and 27 of this Confirmation Order, on the Effective Date, the Covered Parties shall be entitled to the benefits of the releases and waivers provided in Section 13.8.A of the Plan.

                    12.    None of the Debtors and their estates or the Covered Parties, nor any of their respective owners, members, officers, directors, managers, employees, agents, representatives, attorneys, advisors or other professional representatives, or any of their successors or assigns, shall be liable for any act or omission from and after the Petition Date in connection with, relating to, or arising out of, the Chapter 11 Case, the commencement of the Chapter 11 Case, the administration of the Chapter 11 Case, the pursuit of and the approval of the sales of the Debtors' assets (and the related agreements), the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct.  Without limiting the foregoing, any holder of a Class 6A Claim that receives Phosphates New Common Stock from MCC by reason of the Plan Support Undertaking described in Sections 4.2.3 F and 4.4.5.1 of the Disclosure Statement shall be deemed to have no claims against Perry arising out of such Plan Support Undertaking or the distribution of Phosphates New Common Stock resulting therefrom.  Notwithstanding any provision in the Plan to the contrary, no person that was, prior to the Effective Date, liable in any respect for the Pension Plan shall be discharged or released from any liability with respect to the Pension Plan.  The exculpation provisions contained in Section 13.8.B of the Plan shall not discharge or enjoin collection from any responsible non-Debtor parties who may be liable for taxes owed by the Debtors to governmental units.

                    13.    Pursuant to and in accordance with § 1125(e) of the Bankruptcy Code, all persons that solicited acceptances or rejections of the Plan, or that participated in the offer, issuance, sale or purchase of a security offered or sold under the Plan, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule or regulation governing solicitation of acceptance of a plan or the offer, issuance, sale or purchase of securities.

CORPORATE ACTIONS

                    14.    Except as provided in ¶ 15 below and subject to the provisions of the Plan and this Confirmation Order, each of the Debtors shall continue in existence on and after the Effective Date, and the Debtors and, if applicable New MissChem and MCHI Holdco, shall be governed and managed in accordance with the Plan and all applicable corporate formation and governance documents as adopted and/or amended pursuant to the Plan and this Confirmation Order.  The Debtors, New MissChem and MCHI Holdco are authorized to effectuate the Plan and the transactions contemplated by the Plan and to take any proceedings or actions (including without limitation entering into the Replacement DIP Amended Facility or the Exit Facility, as the case may be, and incurring indebtedness, providing guarantees and collateral under each such facility) provided for or contemplated by the Plan (in each case in a manner consistent with the Plan) as may be necessary and appropriate, all without further action by its members, stockholders or partners, and with like effect as if such actions had been taken by unanimous action thereof.

                    15.    After completion of the public auction sale of their remaining assets as set forth in Section 6.4 of the Plan, the Potash-Debtors shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Potash-Debtors shall file with the appropriate public office certificates of dissolution for each of the Potash-Debtors after completion of the auction sale and liquidation.  From and after the Effective Date, the Potash-Debtors shall not be required to file any document, or take any other action, to withdraw their business operation from any state in which they were previously conducting their business operations.

                    16.    As provided by the Plan, the Debtors are hereby authorized to take the following actions on or after the Effective Date, as applicable:

                              a.         The existing common stock of MCC, Phosphates, Potash and Eddy shall be canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the shares evidenced thereby shall be extinguished.

                              b.        If the Terra Transaction is closed, MCC shall issue the MCC New Common Stock, to be delivered to BMC as Disbursing Agent, for distribution in accordance with the Plan and the Terra Stock Purchase Agreement.

                              c.        If the Standalone Transaction closes, Old MissChem shall issue and deliver to New MissChem all of the Old MissChem Common Stock.  New MissChem shall issue and deliver to BMC as Disbursing Agent the New MissChem Common Stock for distribution in accordance with the Plan.  New MissChem shall also issue and deliver to BMC for distribution in accordance with the Plan the New MissChem Warrants.

                              d.       The Phosphates New Common Stock will be placed in a trust to be formed in substantial conformity with that proposed in the Plan Supplement, and as supplemented in the related exhibit introduced at the Confirmation Hearing, in which case a freely transferable trust certificate will be distributed in accordance with the Plan in lieu of distribution of shares of Phosphates New Common Stock, all in accordance with Section 6.3(3)C of the Plan.

                    17.    With respect to the issuance and distribution of securities under the Plan, including, if applicable, the New MissChem Warrants (and securities issued pursuant thereto) and the trust certificates pursuant to Section 6.3(3)C and ¶ 16.d hereof, the Debtors and all other parties issuing and delivering such securities (including pursuant to the plan support letter referenced in the Plan) are entitled to and shall receive the full benefit of § 1145 of the Bankruptcy Code.  The offer of securities under the Plan is in exchange for Claims against the Debtors, or principally in such exchange and partly for cash or property, within the meaning of § 1145(a)(l) of the Bankruptcy Code.  In addition, under § 1145 of the Bankruptcy Code, to the extent, if any, that the above-listed securities constitute "securities," (I) the offering of such items is exempt and the issuance and distribution of such items will be exempt from section 5 of the Securities Act of 1933 and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, and (II) all of the above-described items will be freely tradable by the recipients thereof, subject to § 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(11) of the Securities Act of 1933, as amended, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments.  Pursuant to and to the fullest extent permitted by § 1145 of the Bankruptcy Code, the resale of any of the above-described items shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of the securities.

                    18.    MCC and Terra Parent believe that none of the holders of Class 6A Claims (as a result of its holdings of such Claims and its holdings and contemplated acquisitions of any securities of Terra Parent in each case, of which MCC and Terra Parent have been notified in writing) should be deemed to be underwriters in respect of the securities of Terra Parent for the purpose of Rule 145 of the Securities Act of 1933.

                    19.    MCC or Old MissChem (as the case may be) shall on the Effective Date form MCHI Holdco and transfer MCC/Old MissChem's interests in MCHI to MCHI Holdco.

                    20.    On the Effective Date and except as otherwise provided herein, in the Plan or the Plan Supplement, all current directors of the Debtors shall be discharged from their positions as directors and fully relieved of their duties and responsibilities as such.

                    21.    As of or following the Effective Date, pursuant to §§ 1123(a)(6) and 1142 of the Bankruptcy Code and the applicable law of the state of incorporation or organization of each Debtor, New MissChem and MCHI Holdco, the Debtors, New MissChem and MCHI Holdco shall be, and hereby are, authorized, in accordance with applicable terms of the Plan and this Confirmation Order, to:

                              a.         take all actions necessary to implement or amend, as the case may be, their applicable corporate formation and governance documents substantially as set forth in the Plan and the Plan Supplement;

                              b.        effectuate the Plan, the transactions contemplated by the Plan and this Confirmation Order, to take any proceedings or actions provided for or contemplated by the Plan or this Confirmation Order, and to execute, deliver, implement and perform their obligations under the Plan and any other agreements, instruments and other documents that may be necessary or appropriate for the implementation or consummation of the Plan, all without further action by their respective directors, managers, partners, members and/or stockholders, and with like effect as if such actions had been taken by unanimous action of the respective directors, managers, partners, members and/or stockholders of the appropriate Debtor or New MissChem;

                              c.        if any of the actions described in the Plan or this Confirmation Order would otherwise require the consent or approval of the directors, managers, partners, members and/or stockholders of any Debtor, New MissChem or MCHI Holdco, this Confirmation Order shall constitute such consent or approval, and such actions shall be, and hereby are, deemed to have been taken by unanimous action thereby; and

                              d.       conduct their businesses without further application to or supervision of this Court except for the retention of jurisdiction expressly provided in this Confirmation Order or their respective Plans.

                    22.     The Court hereby approves each of the officers and directors proposed in the Plan Supplement to serve in such capacities for each of the Debtors on and after the Effective Date, and each of them shall be charged with all responsibilities and duties incumbent upon them under the applicable Debtor's articles of formation and applicable state law and shall be authorized to act in accordance therewith.

TRANSACTIONS

                    23.    The MCC-Debtors and Terra are authorized to close the Terra Transaction and to execute all necessary documents, instruments and agreements and to take all further actions as are necessary to perform the Terra Stock Purchase Agreement.  In connection therewith, the MCC-Debtors and the Replacement DIP Lenders are authorized to enter into and close the Replacement DIP Amended Facility and to execute and deliver all loan and security documents and all related documents, instruments and agreements and to take all actions necessary to close and give effect thereto as contemplated in the Replacement DIP Amended Facility credit agreements and the Amendment Letter attached to the Plan as Exhibit "D".

                    24.    If the Terra Transaction and the Replacement DIP Amended Facility are closed, the current liens and security interests created pursuant to the Replacement Financing Orders (as defined below) and the Replacement DIP Facility in favor of the Replacement DIP Lenders and securing the Replacement DIP Claims shall remain in full force and effect to secure the obligations of the reorganized Debtors under the Replacement DIP Amended Facility and shall not be altered, amended or discharged hereby and shall be and remain binding, enforceable, first priority liens on and security interests in all property and assets of the MCC-Debtors except as otherwise provided under the Replacement DIP Amended Facility.

                    25.    In the alternative, if the conditions to closing the Terra Transaction have not been met or waived in accordance with the Plan, the MCC-Debtors and New MissChem and the Exit Lenders are authorized to enter into and close the Exit Facility and to execute and deliver the Old MissChem Exit Facility Security Documents and the New MissChem Exit Facility Security Documents and all related documents, instruments and agreements and to take all actions necessary to close and give effect thereto.  Upon closing of the Exit Facility, the Exit Lenders shall hold first priority liens on and security interests in all property and assets of the MCC-Debtors and New MissChem, except as otherwise provided under the Exit Facility.

                    26.    Whether the Terra Transaction or the Standalone Transaction is closed, on the Effective Date, MCC is hereby authorized and directed to make the Phosphates Capital Contribution to the Phosphates-Debtor in accordance with the Plan in such amount as is determined by MCC, the Committee and the Replacement DIP Lenders, in return for which MCC shall receive from the Phosphates-Debtor Phosphates New Common Stock.  The Plan Support Undertaking contemplated by and described in Sections 4.2.3.F and 4.4.5.1 of the Disclosure Statement is, when and if executed and issued, hereby approved and all actions contemplated therein are hereby authorized.

                    27.    On and after the Effective Date, the Phosphates-Debtor shall remain liable for all obligations or liabilities for hazardous materials existing or arising on account of past, present or future assets or operations by the Phosphates-Debtor or its predecessors and are expressly not discharged under the Plan; provided, however, that none of the MCC-Debtors and their non-debtor subsidiaries, including MCHI, MCHI Holdco nor New MissChem under the Standalone Transaction, nor Terra or Terra Parent under the Terra Transaction, shall have, on and after the Effective Date, any liability for such obligations and liabilities, and the same are hereby fully discharged and released; provided further that, notwithstanding Section 6.3(3)D of the Plan, nothing in the Plan or this Confirmation Order shall release any holder of a Class 4B or 5B Claim or any other non-debtor from any liability to a governmental unit under environmental law (i) arising from prior actions by such parties that are unrelated to the Plan, consummation thereof, or receipt of distributions thereunder, or (ii) that arise or are incurred on or after the Effective Date of the Plan.

                    28.    Except as expressly provided in the Plan or this Confirmation Order, confirmation of the Plan shall not alter or modify the Interim and Final Orders (I) Authorizing Debtors to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d), and (II) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C § 363 entered by the Bankruptcy Court on July 1 and 15, 2004, respectively (collectively, the "Replacement Financing Order").  The obligations of the Debtors under the Replacement Financing Order and if the Replacement DIP Amended Facility shall be entered into, the Replacement DIP Amended Facility, shall survive confirmation of the Plan and the obligations of the Debtors thereunder shall not be discharged pursuant to the Plan or this Confirmation Order but shall remain in full force and effect.

DISTRIBUTIONS

                    29.    BMC, as the Disbursing Agent under the Plan, is authorized and directed to receive all property and make distributions thereof as required under the Plan and this Confirmation Order.

                    30.    Pursuant to § 1146(c) of the Bankruptcy Code, any transfers in the United States from a Debtor to any person pursuant to or in contemplation of the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents are hereby ordered to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                    31.    In accordance with Section 6.6 of the Plan, the Effective Date shall be the Initial Distribution Record Date on which distributions are made under the Plan.  The Committee shall determine future dates on which further distributions under the Plan will be made.  All transfer agents, indenture trustees and all other persons shall be bound by and shall recognize and adhere to such distribution record dates.

POST EFFECTIVE-DATE ADMINISTRATION

                    32.    The Committee shall continue in existence and perform its duties as set forth in the Plan and this Confirmation Order on and after the Effective Date, and may continue to employ attorneys and other professionals, until all of these cases are closed.  The Committee and its professionals shall be paid their reasonable compensation and reimbursed their reasonable expenses from the sources set forth in and in accordance with Section 13.16 of the Plan without having to file applications with or obtain orders approving such payments from the Court.

                    33.    The Committee shall, if the Terra Transaction is Closed, (a) review and, if necessary, prosecute, compromise, settle or otherwise resolve or withdraw any complaint to or claims by Terra to the Adjustment Amount and Holdback Amount and (b) provide oversight of the Terra Stock held in escrow pursuant to the Terra Stock Purchase Agreement.  All such escrows shall be held by BMC as the Disbursing Agent under the Plan and distributed in accordance with the Terra Stock Purchase Agreement.

                    34.    After the Effective Date of the Plan, the Committee, if the Terra Transaction is closed, and New MissChem, if the Standalone Transaction is closed, shall have the exclusive right to make, file and continue prosecution of objections to the allowance and/or amount of any Claim or Interest with the Court, and shall file and serve any such objections not previously filed upon holders of each of the Claims and Interests to which objections are made within sixty (60) days after the Effective Date or such other date as the Court may fix, after notice and hearing thereon.  Furthermore, the Committee and New MissChem, as the case may be, shall have the exclusive right to settle, compromise, otherwise resolve or withdraw any objection to Claims and Interests without approval of this Court.

                    35.     As to the pursuit of Avoidance Actions described and as provided in Sections 13.14 and 13.16 of the Plan:

                              a.         On and after the Effective Date, the Committee, if the Terra Transaction closes, and New MissChem, if the Standalone Transaction closes, will, pursuant to § 1123(b)(3) of the Bankruptcy Code, have the exclusive right to enforce any and all present or future rights of any and all of the Debtors that arose before or after the Petition Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under § 105 and/or Chapter 5 of the Bankruptcy Code.   The Committee or New MissChem, as the case may be, may pursue, abandon, settle or release any or all such claims and rights of action pursuant to the terms of the Plan, as it deems appropriate, without further approval by or relief from the Court.

                              b.        The allowance of any Claim prior to the Effective Date shall not constitute a waiver of the right to take any action authorized under Section 13.16 of the Plan against the holder of such Claim.

ADDITIONAL PROVISIONS

                    36.     Pursuant to § 1111(a) of the Bankruptcy Code and Bankruptcy Rule 3003, Claims listed in the Debtors' Schedules filed pursuant to Rule 1007(b)(1), as amended, for which no Proof of Claim was filed by the Bar Date are hereby deemed Allowed in such amounts as are contained in such Schedules, and all Claims listed in the Debtors' Schedules as disputed, contingent or unliquidated and for which no Proof of Claim was filed by the Bar Date are hereby forever barred, estopped, cancelled and enjoined, and the holders of such Claims are not entitled to any recovery from the Debtors under the Plan.

                    37.     Pursuant to Section 2.1 of the Plan, the MCC Indenture Trustee and the Phosphates Indenture Trustee are hereby granted Allowed Administrative Expense Claims in the amounts of $180,000 and $48,000, respectively, and the same shall be paid on the Effective Date in full satisfaction of each Indenture Trustee's fees and expenses, including attorneys' fees, incurred during the Chapter 11 Case.  Upon payment in full of such fees and expenses, the liens of each Indenture Trustee on the current distributions to the holders of the Senior Notes and the IRBs, as applicable, for such fees and expenses shall be released and extinguished.

                    38.     Pursuant to that certain Stipulation and Agreed Order entered herein on October 15, 2004, on the Effective Date, all Claims filed by the PBGC will be deemed withdrawn.

                    39.     All "Tier C Employees" of the MCC-Debtors shall be entitled to receive, on or after the Effective Date, the severance benefits described in Exhibit "L" to the Terra Stock Purchase Agreement.

                    40.     The substantial consummation of the Plan, within the meaning of § 1127 of the Bankruptcy Code, shall be deemed to occur on the Effective Date, except as to the Potash-Debtors, as to which substantial consummation shall be deemed to occur on the date the auction sale is completed.

                    41.     On or before the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. § 1930 and shall continue to pay such fees until a final decree is entered closing each Chapter 11 Case.

                    42.     The Court hereby authorizes the Debtors to consummate the Plan immediately after entry of this Confirmation Order subject to the occurrence (or waiver) of the conditions precedent to consummation set forth in Section 11.1 of the Plan.

RETENTION OF JURISDICTION

                    43.     Under §§ 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order, the occurrence of the Effective Date and the closing of any of the transactions authorized hereby, the Court shall retain jurisdiction over all matters arising under, arising out of, or related to, the Chapter 11 Case, the Plan and the actions and transactions taken pursuant thereto to the fullest extent permitted by law, including, among other things, jurisdiction over the matters specifically listed in Section 12.1 of the Plan.

                    44.     Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors are hereby directed to serve a notice of the entry of this Confirmation Order, substantially in the form attached hereto as Exhibit 2 (the "Confirmation Notice"), on all holders of Claims and Interests, all counterparties to any Executory Contract and all other persons on whom the Disclosure Order was served no later than three (3) Business Days after the date of entry of this Confirmation Order; provided, however, that the Debtors shall be obligated to serve the Confirmation Notice only on the record holders of such Claims and Interests.

THEREFORE, in consideration of all of the foregoing, IT IS ORDERED that the Plan is hereby CONFIRMED and that this Confirmation Order shall be effective immediately upon entry.

SO ORDERED this the 8th day of December, 2004.

EDWARD ELLINGTON United States Bankruptcy Judge

APPROVED:

______________________________________

JAMES W. O'MARA

DOUGLAS C. NOBLE

Attorney for Debtors

______________________________________

THOMAS L. KENT

Attorney for Official Committee of

Unsecured Creditors

______________________________________

MARK J. THOMPSON

Attorney for Replacement DIP Lenders

Confirmation Order Schedule 6.d

1.        With regard to that certain Anhydrous Ammonia Purchase Agreement (the "Off-Take Agreement"), which is identified in duplicate on page 16 of Schedule 4.22(f) to the Terra Stock Purchase Agreement both as Contract N1100 and as Contract N658, Schedule 4.22 is to be amended as follows:  N658 shall be deleted therefrom as duplicative, and Contract N1100 shall be assumed pursuant to the Plan.

2.        That certain contract between Mississippi Phosphates Corporation, as Charterers, and T. Klaveness Shipping AS, Oslow, as Owners, shall be added to Schedule 8.4 to the Plan and shall be assumed by the Phosphates-Debtor pursuant to the Plan.  T. Klaveness Shipping AS, Oslow shall be provided with a copy of this Confirmation Order and a Notice of Assumption (in the form previously approved by the Court) within three (3) Business Days from the date of entry of this Confirmation Order.

3.        The cure amount applicable to the Car Service Agreement between the Debtors and Union Tank Car as identified and stated Schedule 4.22 of the Terra Stock Purchase Agreement and elsewhere is amended and restated for all purposes to be $25,959.15, and the Debtors shall satisfy said cure amount in assuming the Car Service Agreement; provided, however, that notwithstanding the foregoing, all rights of the Debtors to dispute, whether prior to or after confirmation of the Plan, any charges comprising said cure amount are fully reserved and unaffected by the Confirmation Order or any prior order of the Court.

4.        That certain TruckMAIL Contract between MissChem Nitrogen, L.L.C. and QUALCOMM Incorporated dated January 21, 2003, as thereafter amended, shall be added to Schedule 4.22 to the Terra Stock Purchase Agreement and shall be assumed pursuant to the Plan.  QUALCOMM Incorporated has consented to such assumption, and there are no defaults existing thereunder.

EXHIBIT 1

Notice of Effective Date

EXHIBIT 2

Confirmation Notice

[1]               The Debtors are the following entities:  Mississippi Chemical Corporation; Mississippi Nitrogen, Inc.; MissChem Nitrogen, L.L.C., Mississippi Chemical Company, L.P.; Mississippi Chemical Management Company; Mississippi Phosphates Corporation; Mississippi Potash, Inc.; Eddy Potash, Inc.; Triad Nitrogen, L.L.C; and Melamine Chemicals, Inc.